Exhibit 24

THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY

Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the "Registrant"), does hereby make, constitute and appoint Jon R. Moeller, Chief Financial Officer of the Registrant, Deborah P. Majoras, Chief Legal Officer and Secretary of the Registrant, and any other person holding the position of Chief Financial Officer, Chief Legal Officer, or Secretary of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, with the full power to execute and file:

(i)
the Registration Statement on Form S-8 (the "Form S-8 Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant issuable in connection with The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company (the "Plan"), as may be revised in accordance with the Company resolution entitled "Authorize Filing of S-8 Registration Statements for Various Company Stock Plans" along with an indeterminate amount of interests to be offered or sold pursuant to the Plan;

(ii)	any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement; and

(iii)
any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of December 8, 2015.

Signature	Title

/s/ David S. Taylor	President, Chief Executive Officer and Director (Principal Executive Officer)
David S. Taylor

/s/ Jon R. Moeller	Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller

/s/ Valarie L. Sheppard	Senior Vice President, Comptroller and Treasurer (Principal Accounting Officer)
Valarie L. Sheppard

/s/ A.G. Lafley	Chairman of the Board
A.G. Lafley

/s/ Francis S. Blake	Director
Francis S. Blake

/s/ Angela F. Braly	Director
Angela F. Braly

/s/ Kenneth I. Chenault	Director
Kenneth I. Chenault

/s/ Scott D. Cook	Director
Scott D. Cook

/s/ Susan Desmond-Hellmann	Director
Susan Desmond-Hellmann

/s/ Terry J. Lundgren	Director
Terry J. Lundgren

/s/ W. James McNerney, Jr.	Director
W. James McNerney, Jr.

/s/ Margaret C. Whitman	Director
Margaret C. Whitman

/s/ Patricia A. Woertz	Director
Patricia A. Woertz

/s/ Ernesto Zedillo	Director
Ernesto Zedillo